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                                                                     EXHIBIT 5.1





             [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP]



                               December 1, 1998


Cybernet Internet Services International, Inc.
Stefan-George-Ring 19-23
81929 Munich, Germany

      Re:   Registration Statement on Form S-1 (File Number 333-63755)

Ladies and Gentlemen:

      We have served as counsel for Cybernet Internet Services International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), of 1,500,000 to 1,800,000 shares of common stock, par value $.001 per share, of the Company (the "Shares"), to be offered and sold by the Company.

      We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company as we have deemed necessary and advisable.

      In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local or federal officials.

      Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

      1.     The Shares have been duly authorized; and

      2. Upon the sale and issuance of the Shares pursuant to the Registration Statement and upon the Company's receipt of payment therefore in the amount specified in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our being named in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act.

                                    Very truly yours,

                                    /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                    Powell, Goldstein, Frazer & Murphy LLP